Exhibit 99.1

Riley Exploration Permian Inc. Provides Operational Update and Declares Quarterly Common Stock Dividend

Oklahoma City, OK – March 4, 2021 – Riley Exploration Permian, Inc. (NYSE American: REPX) (the “Company”) today provided an update on its fiscal first quarter 2021 operational and financial results and announced today that its Board of Directors at a meeting held March 4, 2021 declared a quarterly cash dividend equal to $0.28 per share.  The record date for the dividend is April 16, 2021 and is expected to be paid on or about May 7, 2021.

Operational and Financial Highlights For First Quarter 2021 (December 31, 2021):

•	FQ1 2021 production of 7,588 net Boe/d, up 7% over FQ4 2020.

•	FQ1 2021 Adjusted EBITDAX of $19.7 million.

•	Reduced debt by $3.5 million during FQ1 2021, with $97.5 million outstanding against the Company’s Senior Credit Facility as of December 31, 2020, 1.4x Net Debt/EBITDA.

•	Commenced Fiscal Year 2021 CAPEX plan, bringing online 5 gross (2.7 net) during the period, and drilling 2 gross (2 net) operated wells which are being completed in FQ2 2021.

•	Declared a quarterly cash dividend of $0.28 per share, with a record date of April 16, 2021 and payable on or about May 7, 2021.

•	Closed the previously announced merger between Tengasco, Inc. and Riley Exploration – Permian LLC (“Riley Permian”) on February 26, 2021.

See “Supplemental Non-GAAP Financial Measures” below for descriptions of the above non-GAAP measures as well as a reconciliation of these measures to the associated GAAP (as defined herein) measure.

Management Comments

“We are pleased to announce the record date of our quarterly cash dividend.” Said Bobby Riley, CEO.  “While this is the first quarterly dividend we are paying as a public company following the merger, this represents the 9th straight quarter in which Riley Permian has paid a cash dividend.  We continue to believe that with our solid asset base, strong balance sheet and manageable production profile that we will be able to maintain a dividend for the foreseeable future.  Since we commenced our first quarterly dividend in June of 2019, Riley Permian has distributed a total of $32.6 million to our shareholders.”

About Riley Exploration Permian, Inc.

Riley Exploration Permian, Inc. is an independent oil and natural gas company focused on steadily growing its reserves, production and cash flow through the acquisition, exploration, development and production of oil, natural gas, and natural gas liquids, or NGLs, in the Permian Basin.

CAUTIONARY STATEMENT FOR THE PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains forward-looking statements within the meaning of federal securities laws. All statements, other than historical facts, that address activities that the Company assumes, plans, expects, believes, intends or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events, including the current adverse industry and macroeconomic conditions, commodity price volatility, production levels, the impact of the recent presidential and congressional elections on energy and environmental policies and regulations, any other potential regulatory actions (including those that may impose production limits in the Permian Basin), the impact and duration of the ongoing COVID-19 pandemic, acquisitions and sales of assets, future dividends, production, drilling and capital expenditure plans, severe weather conditions (including the impact of the recent severe winter storms on production volumes), impact of impairment charges and effects of hedging arrangements. These forward-looking statements involve certain risks and uncertainties that could cause the results to differ materially from those expected by the management of the Company.

These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those anticipated, including, but not limited to, the risk that the Company may reduce, suspend or totally eliminate dividend payments in the future, whether variable or fixed, due to insufficient liquidity or other factors, potential adverse reactions or changes to the business or operations of the Company resulting from the recently completed merger, including the Company’s future financial condition, results of operations, strategy and plans; changes in capital markets and the ability of the Company to finance operations in the manner expected; the risks of oil and gas activities; and the fact that operating costs and business disruption may be greater than expected following the consummation of the merger.

Additional factors that could cause results to differ materially from those described above can be found in Riley Permian’s Annual Report on Form 10-K for the year ended December 31, 2019 and in its subsequently filed Quarterly Reports on Form 10-Q, as well as in the Registration Statement on Form S-4 filed by the Company with the SEC and declared effective by the SEC on February 2, 2021, each of which is on file with the SEC and available from the Company’s website at www.rileypermian.com under the “Investor” tab, and in other documents the Company files with the SEC.

The forward-looking statements in this press release are made as of the date hereof and are based on information available at that time. The Company does not undertake, and expressly disclaim, any duty to update or revise our forward-looking statements based on new information, future events or otherwise.

Supplemental Non-GAAP Financial Measures

To supplement the presentation of the Company’s financial results prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release contains certain financial measures that are not prepared in accordance with GAAP, including adjusted EBITDAX and Net Debt.

Reconciliation of Adjusted EBITDAX to Net Income (Loss)

Adjusted EBITDAX is not a measure of net income (loss) as determined by United States generally accepted accounting principles, or GAAP. Adjusted EBITDAX is a supplemental non-GAAP financial measure that is used by management and external users of financial statements, such as industry analysts, investors, lenders and rating agencies.

The Company defines “Adjusted EBITDAX” as net income (loss) adjusted for certain cash and non-cash items, including depreciation, depletion, amortization and accretion, or DD&A, impairment of long-lived assets, provision for the carrying value of assets, exploration expenses, commodity derivative (gain) loss, settlements on commodity derivatives, premiums paid for derivatives that settled during the period, unit-based compensation expense, amortization of debt discount and debt issuance costs included in interest expense, income taxes, and non-recurring charges. Adjusted EBITDAX should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of the Company’s operating performance. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDAX. The Company’s computations of Adjusted EBITDAX may not be comparable to other similarly titled measures of other companies.

The Company’s management believes Adjusted EBITDAX is useful because it allows us to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure. The Company excludes the items listed above from net income (loss) in arriving at Adjusted EBITDAX because these amounts can vary substantially from company to company within The Company’s industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital, hedging strategy and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDAX. The Company’s computations of Adjusted EBITDAX may not be comparable to other similarly titled measure of other companies. The Company believes that Adjusted EBITDAX is a widely followed measure of operating performance.

The following table presents a reconciliation of the non-GAAP financial measure of Adjusted EBITDAX to the GAAP financial measure of net income (loss):

Reconciliation of Net Income (Loss) to Adjusted EBITDAX	FQ1 2021	FY 2020	FY 2019	FY 2018
Net Income (Loss)	$(8,858)	$35,144	$51,866	$(723)
Exploration expense	424	9,923	5,074	5,992
Depletion, depreciation, amortization and accretion	5,990	21,479	20,182	15,714
Share-based compensation expense	413	5,299	4,924	1,707
Transaction costs	1,049	(6,962)	(26,198)	9,616
Interest expense	1,235	963	898	4,000
Unrealized Gain (Loss) on Derivatives	19,082	392	-	-
Income Tax Benefit	(515)	1,431	4,553	878
Dividends on Preferred Units	917	718	1,410	-
Adjusted EBITDAX	$19,737	$68,387	$62,709	$37,184

Reconciliation of Net Debt to Debt

The Company defines net debt as debt less cash and cash equivalents.  Net debt should not be considered an alternative to, or more meaningful than, total debt, the most directly comparable GAAP measure.  Management uses net debt to determine the Company’s outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand.  The Company believes this metric is useful to analysts and investors in determining the Company’s leverage position because the Company has the ability to, and may decide to, use a portion of its cash and cash equivalents to reduce debt.

The following table presents a reconciliation of the non-GAAP financial measure of net debt to the GAAP financial measure of debt:

Reconciliation of Net Debt	FQ1 2021	FY 2020	FY 2019
Long-term debt	$97,500	$101,000	$97,000
Cash and cash equivalents	1,877	1,660	3,726
Net Debt	$95,623	$99,340	$93,274

Company Contacts:

Riley Exploration Permian, Inc.
Kevin Riley, President
IR@rileypermian.com

SOURCE: Riley Exploration Permian, Inc.
https://rileypermian.com/investors/press-releases/default.aspx